UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Walgreens Boots Alliance, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on January 25, 2024.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal No. 1: The stockholders elected each of the following directors to serve on the Company’s Board of Directors (the “Board”) until the next Annual Meeting of Stockholders or until such director’s respective successor is elected and qualified (or any such director’s earlier death, resignation or removal):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Janice M. Babiak	578,447,830	19,753,623	1,932,566	128,393,075
Inderpal S. Bhandari	583,121,897	15,045,688	1,966,434	128,393,075
Ginger L. Graham	554,082,572	44,214,380	1,837,067	128,393,075
Bryan C. Hanson	583,761,189	14,399,693	1,973,137	128,393,075
Robert L. Huffines	590,176,727	7,963,116	1,994,176	128,393,075
Valerie B. Jarrett	576,900,299	21,446,824	1,786,896	128,393,075
John A. Lederer	577,621,999	20,582,282	1,929,738	128,393,075
Stefano Pessina	573,698,218	24,456,236	1,979,565	128,393,075
Thomas E. Polen	589,008,917	9,059,474	2,065,628	128,393,075
Nancy M. Schlichting	563,453,146	34,825,793	1,855,080	128,393,075
Timothy C. Wentworth	589,730,405	8,678,203	1,725,411	128,393,075

Proposal No. 2: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024 was approved. There were 698,696,401 votes for, 27,533,155 votes against, and 2,297,538 abstentions.

Proposal No. 3: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in the proxy statement for the Annual Meeting, was approved. There were 518,519,997 votes for, 77,745,201 votes against, and 3,868,821 abstentions. There were 128,393,075 broker non-votes on this proposal.

Proposal No. 4: The proposal for stockholders to vote, on an advisory basis, on the frequency of future advisory votes on named executive officer compensation received the following votes: 1 year, 590,261,297; 2 years, 2,041,978; 3 years, 5,195,788; and 2,634,956 abstentions. There were 128,393,075 broker non-votes on this proposal.

Proposal No. 5: The stockholder proposal requesting a report on cigarette waste was not approved. There were 35,848,164 votes for, 558,663,096 votes against, and 5,622,759 abstentions. There were 128,393,075 broker non-votes on this proposal.

Proposal No. 6: The stockholder proposal requesting an independent board chairman was not approved. There were 188,803,480 votes for, 408,663,120 votes against, and 2,667,419 abstentions. There were 128,393,075 broker non-votes on this proposal.

Proposal No. 7: The stockholder proposal requesting a living wage policy was not approved. There were 56,709,115 votes for, 529,608,484 votes against, and 13,816,420 abstentions. There were 128,393,075 broker non-votes on this proposal.

Proposal No. 8: The stockholder proposal requesting an EEO policy risk report was not approved. There were 8,163,750 votes for, 586,124,153 votes against, and 5,846,116 abstentions. There were 128,393,075 broker non-votes on this proposal.

Proposal No. 9: The stockholder proposal requesting a report on risks of reproductive healthcare legislation was not approved. There were 46,302,172 votes for, 545,829,477 votes against, and 8,002,370 abstentions. There were 128,393,075 broker non-votes on this proposal.

(d) Following the stockholder vote on Proposal No. 4 described in Item 5.07(b) above, the Board determined that stockholder advisory votes regarding the compensation of the Company’s named executive officers (“say-on-pay” votes) will be held each year at the Company’s Annual Meeting of Stockholders until the next advisory vote of stockholders is held regarding the frequency of stockholder say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: January 31, 2024	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary